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                             RURAL/METRO CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 NOT APPLICABLE.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT,
                          IF OTHER THAN THE REGISTRANT)

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
The following is a press release issued by Rural/Metro Corporation on October 18, 2002.


CONTACT:       Liz Merritt, Rural/Metro Corporation, (480) 606-3337

               FD Morgen-Walke, Investor Relations

               Jim Byers (investors), (415) 439-4504

               Christopher Katis (media), (415) 439-4515


FOR IMMEDIATE RELEASE

        RURAL/METRO RECEIVES FINAL APPROVAL FOR CONTINUED NASDAQ LISTING;
                   COMPANY FINALIZES AMENDED CREDIT FACILITY

     SCOTTSDALE, ARIZ. (October 18, 2002) - Rural/Metro Corporation (Nasdaq:
RURLC), a leading national provider of medical transportation and fire protection services, today announced it has achieved notable progress on several important issues.

     Jack Brucker, President and Chief Executive Officer, said, "Each of these positive developments helps to pave the path toward future success by opening the door to a variety of opportunities. We are proud of the progress we have made and look forward to directing our full attention to enhancing our presence as the country's leading provider of medical transportation and fire protection services."

     A summary of each development follows:

     NASDAQ RE-AFFIRMS COMPANY'S SMALLCAP MARKET LISTING - The Nasdaq Stock Market notified the company on Thursday that it has successfully met all criteria for continued listing on the Nasdaq SmallCap Market. The decision follows the company's filing of its fiscal year 2002 Form 10-K, which reflects net income for the year of $3.9 million, before the effect of a cumulative change in accounting principle. The letter "C", which has been appended to the company's ticker symbol throughout its conditional listing period, will be removed effective at the start of trading on Tuesday, October 22, 2002.

     CREDIT FACILITY FINALIZED - The company announced on September 30, 2002 that it had reached agreement in principle to amend its credit facility with its bank group. The facility has now been finalized, returning the company to full covenant compliance and extending the loan maturity date to December 31, 2004. The facility is unsecured, requires no principal amortization until maturity, and is priced at an adjustable LIBOR-based rate payable monthly. Lenders have received a grant of preferred shares representing a 10% equity stake in the company. The preferred shares are automatically convertible, with stockholder approval, to common shares.

     FORM 10-K FILING IS AVAILABLE - The company recently filed its annual Form 10-K with the Securities and Exchange Commission, which is available online at the company's website, www.ruralmetro.com, or through the SEC's website at www.sec.gov. The audited financial statements are consistent with the results announced by the company on September 30, 2002.

     NO "GOING CONCERN" MODIFICATION IN AUDIT OPINION - The report of the company's current independent auditors on its fiscal 2002 audited financial statements does not include an explanatory paragraph regarding the company's ability to continue as a "going concern", unlike reports issued by the company's prior independent auditors on its fiscal 2000 and 2001 financial statements.

     Rural/Metro Corporation provides emergency and non-emergency ambulance transportation, fire protection, and other safety services to municipal, residential, commercial and industrial customers in approximately 400 communities throughout the United States.

     EXCEPT FOR HISTORICAL INFORMATION HEREIN, THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. THESE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, THE SUFFICIENCY OF THE COMPANY'S CASH RESOURCES; THE ABILITY TO SUSTAIN OPERATING CASH FLOW; SECURE NEW CONTRACTS; RETAIN EXISTING CONTRACTS; IMPROVE EARNINGS AND OPERATING MARGINS; MAINTAIN COMPLIANCE WITH COVENANT AND OTHER REQUIREMENTS OF ITS CREDIT FACILITY; AND EFFECTIVELY MANAGE COSTS RELATED TO ITS INSURANCE COVERAGE. THE COMPANY DISCLAIMS ANY OBLIGATION TO UPDATE ITS FORWARD-LOOKING STATEMENTS.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The Company intends to file a preliminary proxy statement regarding the conversion proposal with the Securities and Exchange Commission, and it intends to mail a definitive proxy statement to its stockholders regarding the proposal. Investors and stockholders of the Company are urged to read the definitive proxy statement when it becomes available because it will contain important information about the Company and the proposal to convert the preferred shares issued in connection with the Company's amended credit facility into common shares. Investors and stockholders may obtain a free copy of the definitive proxy statement (when it is available) and all of the Company's annual, quarterly and special reports at the SEC's web site at www.sec.gov. The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company's stockholders in favor of the conversion proposal. Information regarding the security ownership and other interests of the Company's executive officers and directors will be included in the definitive proxy statement.

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